As filed with the Securities and Exchange Commission on February 2, 2005

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PHARMION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1521333 (I.R.S. Employer Identification Number)

2525 28th Street
Boulder, Colorado 80301
(Address of principal executive offices)

Pharmion Corporation 2000 Stock Incentive Plan
Pharmion Corporation 2001 Non-Employee Director Stock Option Plan
(Full title of the plans)

Patrick J. Mahaffy
President and Chief Executive Officer
Pharmion Corporation
2525 28th Street
Boulder, Colorado 80301
(720) 564-9100
(Name, address and telephone number, including area code, of agent for service)

Copies to
Peter H. Jakes, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
(212) 728-8000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	4,000	$35.99(2)	$143,960	$17
Common Stock, par value $0.001 per share	456,296	$35.92(3)	$16,390,152	$1,930
Common Stock, par value $0.001 per share	18,854	$42.34(2)	$798,279	$94
Common Stock, par value $0.001 per share	1,850	$43.09(2)	$79,717	$10
Common Stock, par value $0.001 per share	250	$42.21(2)	$10,553	$2
Common Stock, par value $0.001 per share	250	$44.61(2)	$11,153	$2
Common Stock, par value $0.001 per share	51,500	$41.63(2)	$2,143,945	$253
Common Stock, par value $0.001 per share	15,000	$38.00(2)	$570,000	$68
Common Stock, par value $0.001 per share	2,000	$36.83(2)	$73,660	$9
Total:	550,000			$2,385(4)

     (1) This Registration Statement covers 500,000 shares of the common stock of Pharmion Corporation, $0.001 par value per share (the “Common Stock”), issuable pursuant to the Pharmion Corporation 2000 Stock Incentive Plan and 50,000 shares of Common Stock issuable pursuant to the Pharmion Corporation 2001 Non-Employee Director Stock Option Plan (collectively, the “Plans”). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”).

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the price at which the option may be exercised.

     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low reported sales price per share of our common stock on January 26, 2005, as reported on the Nasdaq National Market.

     (4) Pursuant to Rule 429(a) of the rules and regulations under the Securities Act, the prospectus prepared pursuant to Part I of Form S-8 also relates to the 3,133,000 shares of Common Stock included in the Registration Statement on Form S-8 (File No. 333-111158) relating to the Plans. The amount of the filing fee previously paid in connection with the registration of such shares of Common Stock was $3,576.32, based on the then applicable filing fees.

PART II
Item 8. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
OPINION OF WILKIE FARR & GALLAGHER LLP.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Explanatory Note

          This Registration Statement on Form S-8, which incorporates by reference the Registrant’s previous Registration Statement on Form S-8 (File No. 333-111158), is being filed by the Registrant solely to register additional securities issuable pursuant to its 2000 Stock Incentive Plan and 2001 Non-Employee Director Stock Option Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 8. EXHIBITS

     Exhibit No.

5	Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities to be issued pursuant to the Plans.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

24	Power of Attorney (reference is made to the signature page hereto).

SIGNATURES

                         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, Colorado, on the 31st day of January, 2005.

Pharmion Corporation
By:	/s/ Patrick J. Mahaffy
Name:	Patrick J. Mahaffy
Title:	President and Chief Executive Officer

               Each of the undersigned officers and directors of Pharmion Corporation hereby severally constitutes and appoints Patrick J. Mahaffy and Erle T. Mast, and each of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. Mahaffy Patrick J. Mahaffy	President and Chief Executive Officer; Director (Principal Executive Officer)	January 31, 2005

/s/ Judith A. Hemberger Judith A. Hemberger	Executive Vice President and Chief Operating Officer; Director	January 31, 2005

/s/ Erle T. Mast Erle T. Mast	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2005

/s/ Brian Atwood Brian Atwood	Director	January 31, 2005

Signature	Title	Date

/s/ James Blair James Blair	Director	January 31, 2005

/s/ James Barrett James Barrett	Director	January 31, 2005

/s/ Cam L. Garner Cam L. Garner	Director	January 31, 2005

/s/ Edward J. McKinley Edward J. McKinley	Director	January 31, 2005

/s/ Thorlef Spickschen Thorlef Spickschen	Director	January 31, 2005

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
5	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

24	Power of Attorney (reference is made to the signature page hereto).